SHARE EXCHANGE AGREEMENT

           THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated September 1, 2005, is made and entered into by and among James Benson, an individual residing in the State of California; Nai Hong Li, an individual residing in the State of California;  (hereinafter the “Shareholders”); POLYGENETICS INTERNATIONAL, INC., a corporation  incorporated and existing pursuant to the laws of the State of California; (hereinafter “Poly International”) and POLYGENETICS, INC., a corporation incorporated and existing pursuant to the laws of the State of California (hereinafter “Poly Inc.”)

RECITALS

           This Agreement is made and entered into with respect to and in reliance upon the following facts:

      A.  Poly Inc. is a California corporation having a registered office address of 15143 Kennedy Road, Los Gatos, CA 95032 engaged in the business of developing and licensing advanced porous polymers for pharmaceutical and bio-medical applications.

A.

The Shareholders are the registered and beneficial owners of 2,768,791 common shares of Poly, Inc, (the “Shareholders Shares”) from a total of  5,035,473common and preferred shares (the “Poly Inc. Shares”);

B.

Poly International is a California  corporation which will file an SB-2 to register its shares  with the U.S. Securities and Exchange Commission, having an office address of 41877 Enterprise Circle N., Suite 220, Temecula, California 92590;

C.

Poly International desires to acquire the Shareholders Shares by issuing shares of Poly International common stock and exchanging them for the Shareholders Shares on the basis of three shares of Poly International  for each two shares of Poly Inc., from the Shareholders, for a total of  4,153,187 common shares to be issued by Poly International (the “Poly International Shares”) to the Shareholders; and

D.

The parties to this Agreement wish to acknowledge that Poly International will use all reasonable efforts to offer to acquire by share exchange or arrangement, from the remaining shareholders of Poly Inc. (the “Remaining Shareholders”) their shares of Poly Inc. (the “Remaining Shares”) based on an offer of three (3) shares of Poly International for every two shares of Poly Inc. held by Remaining Shareholders.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.   The following terms shall have the following respective meanings in this Agreement:

(a)

“Closing Date” shall mean on or before September 5, 2005 or any other date that the parties hereto agree to in writing;

(b)

 “Poly Inc. Counsel” shall mean The Freed Law Firm of 18510 Decatur Road, Monte Sereno, California;

(c)

“Share Exchange” shall mean the transfer, by the Shareholders, of the Shareholders  Shares to Poly International in exchange for the issuance and delivery, by Poly International of the Poly International Shares to the Poly Inc. Shareholders;

(d)

 “Poly International Counsel” shall mean the law firm of Lawler & Associates of 41877 Enterprise Circle N., Suite 220, Temecula, California 92590.

ARTICLE II

THE SHARE EXCHANGE

Section 2.01.

Exchange.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Shareholders agree to transfer and deliver the Poly Inc. Shares to Poly International in exchange for Poly International issuing and delivering to the Shareholders the Poly International Shares, as set forth in Schedule 2.01, and as referred to in Sections 10.02 and 10.03, and Poly International agrees to transfer to the Shareholders 4,153,187 Poly International Shares in exchange for the Shareholders’ transfer to Poly International of the Poly Inc. Shares, as set forth in Schedule 2.01, and as referred to in Sections 10.02 and 10.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF POLY INC.

Poly Inc. and the Shareholders hereby severally, but not jointly represent and warrant, and in the case of the Shareholders to the best of their knowledge only, subject to the exceptions set forth on the attached Schedule III (the “Schedule of Exceptions”) to Poly International as follows:

Section 3.01.

Organization, Standing and Authority; Qualification.

(a)

Poly Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority to enter into, and perform the obligations under the Agreement.  Poly Inc. has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

Poly Inc. is duly qualified or otherwise authorized to transact business and is in good standing in the jurisdiction of the State of California, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that Poly Inc. is required to qualify or otherwise be licensed therein.  Poly Inc. does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.

(a)

The authorized capital stock of Poly Inc. consists of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock of which 250,000 are Series A Preferred, 750,000 are Series B Preferred and 500,000 are Series C Preferred.  At the close of business on the date of this Agreement, 3,808,050 shares of Poly Inc. common stock and 1,227,413 shares of Poly Inc. preferred stock were outstanding and there were not issued and outstanding any securities, including bonds, notes or indentures, having the right to vote on any matters on which Poly Inc.’s shareholders may vote.

(b)

The Poly Inc. Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.  The Shareholders have all requisite rights, power and authority to enter into this Agreement and to carry out and perform the transactions contemplated hereby.

Section 3.03.

Corporate Status of Poly Inc.

(a)

Poly Inc. has heretofore delivered to Poly International true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the State of California) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Poly Inc.

(b)

The minute books of Poly Inc. accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  Poly Inc. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Poly Inc. and thereby constitutes a valid and binding agreement, enforceable against Poly Inc. in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein have been duly authorized by all necessary corporate action by Poly Inc and do not require Poly Inc. to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Poly Inc.;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which Poly Inc. is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Poly Inc. or upon the Poly Inc. Shares or the properties or business of Poly Inc.;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Poly Inc.; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from Poly Inc. any of the outstanding, unauthorized or treasury shares of the Common Stock of Poly Inc.,  other than those disclosed in or pursuant to this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of Poly Inc., and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the Poly Inc. Shares.

Section 3.08.

Poly Inc. Financial Statements.

(a)

Poly Inc. has, or will have prior to the Closing Date, provided to Poly International the financial statements of Poly Inc., for the period ended December 31, 2004, audited by an independent accounting firm registered with the Public Company Accounting Oversight Board and financial statements for the interim period ended September 30, 2005 ( together the “Poly Inc. Financial Statements”).

(b)

The Poly Inc. Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Poly Inc. and its subsidiaries and the results of its operations for the period then ended and shall be prepared in conformity with United States generally accepted accounting principles applied on a consistent basis.

Section 3.09.

Material Information.

(a)

This Agreement, the Schedules hereto, the Poly Inc. Financial Statements and all other information provided in writing by Poly Inc., or representatives thereof, to Poly International, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to Poly International in writing, which, individually or in the aggregate, could have a material adverse effect on Poly Inc. or a material adverse effect on the ability of Poly Inc. to perform any of its obligations pursuant this Agreement.

Section 3.10.

Absence of Certain Changes.  Since

the date of the Poly Inc. Financial Statements, there has been no event, change or development which could have a material adverse effect on the business, properties, financial position or results of operations of Poly Inc.

Section 3.11.

Undisclosed Liabilities.  Except as reflected or reserved against in the Poly Inc. Financial Statements, as of and for the period reflected therein, Poly Inc. was not on that date subject to, and since that date Poly Inc.  has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $100,000.

Section 3.12.  Operations of Poly Inc..  Except as contemplated by this Agreement, since the date of the Poly Inc. Financial Statements, Poly Inc. has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $100,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

  declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

  made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)    made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

 (g)

   entered into any lease (as lessor or lessee) under which Poly Inc. is obligated to make or would receive payments in any one year of $50,000 or more;

(h)     sold, abandoned or made any other disposition of any of its assets or properties;

(i)     granted or suffered any lien on any of its assets or properties;

(j)   entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.16;

(k)  made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)   paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)  terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of Poly Inc.); or

(n) entered into any other contract or other transaction that materially increases the liabilities of Poly Inc.

Section 3.13.

Compliance with Laws.  Poly Inc. is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Poly Inc.  Poly Inc. has not received written notice that any violation is being alleged, or received written notice that any investigation or review by any governmental entity or agency is pending or threatened.

Section 3.14.  Permits and Licences

(a)

Poly Inc. has all permits and licenses that are necessary for the ownership and conduct of its business, and such permits and licenses are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

No violations exist or have been recorded in respect of any such permit or license; and, to the best of Poly Inc.’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit or license.

Section 3.15. Actions and Proceedings.

(a)

There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Poly Inc., or against or involving any of the Poly Inc. Shares; and

(b)

To the best of Poly Inc.’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving Poly Inc. or any of the Poly Inc. Shares.

Section 3.16.  Contracts.

(a)

There have been delivered or made available to Poly International true, correct and complete copies of each of the contracts set forth in Schedule 3.16 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and Poly Inc. is not in default in any respect under any of them; and

(b)

Without limiting the generality of section 3.16(a), Poly Inc. is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative which is not disclosed on Schedule  III appended hereto;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Poly Inc. of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Poly Inc. agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Poly Inc. not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Poly Inc. in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by Poly Inc.;

(xi)

contracts relating to the borrowing of money by Poly Inc. or the direct or indirect guaranty by Poly Inc. of any obligation for, or an agreement by Poly Inc. to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xiii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiv)

any other material contract whether or not made in the ordinary course of business.

Section 3.17.

Liens.  Poly Inc. has good, clear and marketable title to all of its assets and properties free and clear of any claims, charges, security interests, encumbrances or liens, other than those liens disclosed in Schedule  3.17 appended hereto.

Section 3.18.

Officers, Directors and Key Employees.

(a)

Poly Inc. does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $110,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $110,000; and

(b)

Poly Inc. does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Poly Inc., including the aggregate cost to Poly Inc. of all such commitments or contracts.

Section 3.19.

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholders nor have the Shareholders incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 3.20

Tax Returns and Audits.  Poly Inc. has duly filed all federal, state, local and foreign tax returns and reports required to be filed by it, except where the failure so to file would not have a material adverse effect on it, and has duly paid or made adequate provision on its books in accordance with generally accepted accounting principles for the payment of all taxes which have been incurred or are due and payable, except where the failure so to pay would not have a material adverse effect on Poly Inc.  For purposes of this Agreement, the term “tax” shall include all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, stamp, occupation, property, custom duty and other taxes, governmental charges and like assessments or fees of any kind whatsoever, together with interest and any penalty, addition to tax or additional amount imposed thereon of any nature whatsoever.

Section 3.21     Survival of Warranties.  The representations and warranties made in this Article III shall survive the closing for eighteen months.  Any claim brought on account of such representations and warranties shall be brought within thirty months after the earlier of (i) the Closing or (ii) one year of the actual or constructive discovery of the breach of such warranty or representation, whichever occurs first.  Nai Hong Li shall have no liability for any representation or warranty made under this Article III, and James Benson shall have no such liability unless such misrepresentation is knowing and intentional. Neither Poly, Inc. nor James Benson shall have any liability for any misrepresentation under this Article III until the damages for any one misrepresentation or the aggregate of damages for all misrepresentations is more than $50,000.  James R. Benson’s liability for any breach of any warranty or representation made by him under Article III shall be limited to $100,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

 The Shareholders hereby represent and warrant to Poly International as follows:

Section 4.01.

Execution and Delivery. The Shareholders have all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against the Shareholders in accordance with its terms.

Section 4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholders to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.03.

Title to Stock.

(a)

The Shareholders have valid title to the Poly Inc. Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the Poly Inc. Shares on the Closing Date, as herein provided, Poly International shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 4.04. Actions and Proceedings.

(a)

There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any of the Poly Inc. Shares held by the Shareholders; and

(b)

To the best of the Shareholder’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving the Poly Inc. Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF POLY INTERNATIONAL

Poly International represents and warrant to Poly Inc. and the Shareholders as follows:

Section 5.01.

Organization, Standing and Authority of Poly International.  Poly International is a   corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

Section 5.02.   Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Poly International and constitutes the valid and binding agreement of Poly International enforceable against Poly International in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies..

Section 5.03.

Consents and Approvals.  The execution, delivery and performance by Poly International of this Agreement and the completion by Poly International of the transactions contemplated hereby do not require Poly International to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 5.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Poly International;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Poly International is a party or by or to which its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Poly International or upon the securities, assets or business of Poly International;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Poly International or to the securities, properties or business of Poly International; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Poly International.

Section 5.05.

Capitalization.

(a)

Schedule 5.05 sets forth the total issued and outstanding shares of common stock of Poly International, which is the only class of Poly International’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by Poly International that carry the right to purchase additional shares of Poly International Common Shares and the terms thereof at Closing, other than any newly authorized warrants as indicated in this Agreement.

Section 5.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for Poly International, nor has Poly International incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 5.07.

Certificate of Incorporation and By-Laws.

(a)

Poly International has heretofore delivered to the Shareholders true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the State of California) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Poly International; and

(b)

The minute books of Poly International accurately reflect all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from incorporation to the date hereof.

Section 5.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Poly International or representatives thereof to the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Poly International or a material adverse effect on the ability of Poly International to perform any of their obligations pursuant to this Agreement.

Section 5.09.

Financial Statements.

(a)

Poly International’s financial statements for the period ended September 31, 2005 are true, correct and complete in all material respects and fairly present the financial condition of Poly International and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

The Shareholders have the right to inspect, review and approve any debts incurred by Poly International subsequent to the date of this Agreement that individually or in aggregate exceed $10,000; and

(c)

Poly International has, or will have, provided to the Shareholders, the Poly International financial statements of Poly International for the period ended September 30, 2005 the “Poly International Financial Statements”).  The Poly International Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Poly International and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 5.10.

Undisclosed Liabilities. Poly International has no liabilities except as reflected in the Poly International  Financial Statements as of and for the period reflected therein, Poly International was not, as of September  30, 2005, subject to, and since that date Poly International has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 5.11.

Compliance with Laws.  To the best of Poly International’s knowledge, Poly International is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Poly International and Poly International has not received written notice that any violation is being alleged.

Section 5.12. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Poly International.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Poly International threatened against or involving Poly International.

Section 5.13. Contracts.

(a)

there have been delivered or made available to the Shareholders and Poly Inc. true, correct and complete copies of each of the contracts set forth in Schedule 5.13 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither Poly International nor any of Poly International’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 5.13(a) and excluding any obligation referenced in this Agreement, Poly International is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Poly International, or to any other entity in which Poly International has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Poly International of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Poly International agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Poly International not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Poly International in any line of business or in any geographical area;

(x)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the making of any loan by Poly International;

(xi)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the borrowing of money by Poly International or the direct or indirect guarantee by Poly International of any obligation for, or an agreement by Poly International to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 5.14.

Officers, Directors and Key Employees.  Poly International does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $10,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and Waves does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Poly International, including the aggregate cost to Poly International of all such commitments or contracts.

Section 5.15  Operations of Poly International.  Except as contemplated by this Agreement, since the date of the Poly International Financial Statements, Poly International has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

other than disclosed in Schedule 5.05 appended hereto, issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee);

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.13;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Poly International; or

(n)

entered into any other contract or other transaction that materially increases the liabilities of Poly International.

Section 5.16.

Absence of Certain Changes.  Since

the date of the Poly International Financial Statements, there has been no event, change or development which could have a material adverse effect on Poly International.

ARTICLE VI

THE SHAREHOLDERS’S COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholders shall cause Poly Inc. to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.12 and 3.10, nor enter into any Contract described in Section 3.16, without the prior written consent of Poly International, such consent not to be unreasonably withheld, delayed or conditioned.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholders shall cause Poly Inc. to use its best efforts preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.  Litigation.   From the date of this Agreement to the Closing Date, the Shareholders shall notify Poly International promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against Poly Inc. or its subsidiaries or against any officer, director, employee, properties or assets of Poly Inc. with respect to its affairs, or against any of the Poly Inc. Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of the Shareholders Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholders shall use, and the Shareholders shall cause Poly Inc. to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholders shall promptly notify Poly International of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders

Section 6.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, Poly International shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Poly Inc. and its subsidiaries, and such examination of the books, records, tax returns, results of operations and financial condition of Poly Inc. and its subsidiaries.  Any such investigation and examination shall be conducted with prior notice at reasonable times and under reasonable circumstances and the Shareholders and Poly Inc. and the employees and representatives of Poly Inc., including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.  All information examined or obtained as a result of such investigations and examinations shall not be disclosed to any third person except Poly International’s professional advisors and shall only be used for purposes related to and in furtherance of the transactions contemplated by this Agreement.

Section 6.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholders nor Poly Inc., nor any of the officers, directors, affiliates, employees, representatives or agents of Poly Inc., shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Poly International) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of Poly Inc. or any disposition of any of the Poly Inc. Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Poly International the terms of any Acquisition Proposal, which any of them may receive.

Section 6.07.

Expenses.  Poly Inc., shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII

POLY INTERNATIONAL COVENANTS AND AGREEMENTS

Section 7.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Poly International shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 5.13, or undertake any of the actions specified in Sections 5.15 or 5.16, without the prior written consent of the Shareholders.

Section 7.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Poly International shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.  Litigation. From the date of this Agreement to the Closing Date,  Poly International shall notify the Shareholders of any actions or proceedings of the type described in Section 5.12 that are threatened or commenced against Poly International or against any officer, director, employee, properties or assets of Poly International with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.

Conduct of Poly International Pending the Closing.  From the date hereof through the Closing Date,

(a)

Poly International  shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

Poly International shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Poly International.

Section 7.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholders, or Poly Inc., shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Poly International such examination of the books, records, tax returns, results of operations and financial condition of Poly International.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Poly International and the employees and representatives of Poly International, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 7.06.

Expenses.  Poly International shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.

Further Assurances.  Poly International shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.  Directors and Remaining Shares:  On or prior to the Closing Date, and effective on the Closing Date, Poly International shall take all necessary corporate steps to cause:

(a)

the appointment of two directors designated by the Shareholders to the Board of Poly International;

(b)

the election and appointment of two officers to be Chairman, President and Chief Financial Officer, designated by the Shareholders, as new officers of Poly International; and

(c)

all actions to acquire the remaining shares of Poly Inc. on a best efforts basis, but in any event not until Poly International shall be listed for trading on the OTC Bulletin Board.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF POLY INTERNATIONAL TO CLOSE

The obligation of Poly International to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at Poly International’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholders and Poly Inc. contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholders and Poly Inc. shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholders and Poly Inc. shall each have delivered to Poly International a certificate, dated the Closing Date, and signed by each of the Shareholders and Poly Inc. to the foregoing effect.

Section 8.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Poly Inc. to continue to be carried on by Poly Inc. substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Poly International shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with Poly Inc. that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with Poly Inc.  in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Poly Inc.

Section 8.05

No Change in Capitalization.  On the Closing Date, the capitalization of Poly Inc. shall be substantially as represented in Schedule A.

Section 8.06

No Severance Payments.

No Shareholders shall be entitled to severance or change of control payments by Poly Inc. as a result of this Agreement being performed.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.

Representations and Covenants.

(a)

The representations and warranties of Poly International contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

Poly International shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Poly International shall have delivered to the Shareholders a certificate dated the Closing Date, and signed by an authorized signatories of Poly International to the foregoing effect.

Section 9.02.

No Change in Capitalization.  On the Closing Date, the capitalization of Poly International shall be as represented in Schedule 9.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued pursuant to this Agreement.

Section 9.03.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, and Poly International shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 9.04.

Third Party Consents.  All consents, permits and approvals from parties to contracts with Poly International that may be required in connections with its performance of its obligations under this Agreement or the continuance of such contracts with Poly International in full force and effect after the Closing Date, shall have been obtained.

Section 9.05.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Poly International.

ARTICLE X

CLOSING ARRANGEMENTS

Section 10.01.  Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing Date at the offices of Poly International’s Counsel, or such other date or location as the parties may agree to in writing.

Section 10.02.  The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to Poly International:

(a)

Certified copies of resolutions of the directors of Poly Inc. in a form reasonably satisfactory to Poly International, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the registration of the Poly Inc. Shares in the name of, Poly International, and issue of new share certificates representing the Poly Inc. Shares in the name of Poly International;

(b)

Share certificates issued in the name of the Shareholders representing the Poly Inc. Shares duly endorsed for transfer to Poly International;

(c)

A certified copy of the shareholder register of Poly Inc. showing Poly International as the registered owner of the Poly Inc. Shares;

(d)

A certificate executed by each of the Shareholders certifying that Poly International conditions in Section 8.01(b) have been satisfied; and

(e)

Copies of all corporate records and books of account of Poly Inc., including minute books, share registers and annual reports, and a certificate of good standing.

Section 10.03. Poly International’s Closing Documents.  At the Closing, Poly International will tender to the Shareholders:

(a)

Certified copies of resolutions of the directors of Poly International in a form reasonably satisfactory to the Shareholders, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 7.08(a);

(iii)

The appointment of two (2) new directors to Poly International which are nominees of the Shareholders; and

(iv)

The appointment of up Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer to Poly International which are nominees of the Shareholders.

(b)

share certificates, registered in the names of the Shareholders, representing the Poly International Shares;

(c)

a certified copy of the share issuance order of Poly International showing the Shareholders as the registered owners of the Poly International Shares;

(d)

a certified copy of the register of directors of Poly International  showing that up to  two (2) nominees of the Shareholders and two (2) directors of Poly International as the directors of Poly International; and

(e)

A certificate executed by Poly International certifying that the Shareholders’ conditions in Section 9.01(b) have been satisfied.

Section 10.04.  The parties hereto mutually agree to conduct the Closing by relying upon the exchange of their respective solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

Poly International’s Solicitor will deliver to the Shareholders’ Solicitor the Poly International Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of the Poly International  Closing Documents, the Shareholders’ Solicitor will hold them in trust until it is able to deliver to the Poly International Solicitor the Shareholders’ Closing Documents;

(c)

The Shareholders’ Solicitor will then deliver to the Poly International Solicitor the Shareholders’ Closing Documents;

(d)

Upon receipt of the Shareholders’ Closing Documents, the Poly International’s Solicitors shall release the Shareholders’ Closing Documents to Poly International and the Shareholders’ Solicitor shall release the Poly International Closing Documents to the Shareholders.

ARTICLE XI

MISCELLANEOUS

Section 11.1.  Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.  Time.  Time shall be of the essence hereof.

Section 11.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

if to Poly Inc. Shareholders, at: Poly Inc.’s Counsel, fax number (408) 354-0823

 Attn:  Marc Freed

if to Poly International , at: Poly International’s Counsel, fax number (951) 506-8877,

             Attn: Scott Lawler;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of California and the parties submit and attorn to the jurisdiction of the courts of the State of California.

Section 11.5.   Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.  Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.  Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.  Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholders”

POLYGENETICS INTERNATIONAL INC, a California corporation

/s/ James R. Benson

By:    /s/ Marco A. Bastidas

James R. Benson

Name: Marco A. Bastidas

Title:  Director

/s/ Nai-Hong Li

Nai-Hong Li

                                                                       POLYGENETICS INC, a California corporation

By: /s/ James R. Benson

Name: James R. Benson, Ph.D.

Title: President and CEO

SCHEDULE A

CAPITALIZATION OF POLY INC.

Common Stock

Total Capitalization of POLY INC.

Warrants, Options, ROFR, Pre-empted Rights

 SCHEDULE 2.01

SHARE EXCHANGE

POLY INC. Shareholder	POLY INC. Shares Held	POLY INC. Shares to be Transferred to Poly International

Poly International Shares Issued per Share Exchange	Poly International Shares Issued to POLY INC. Shareholder	Recipient POLY INC. Shareholder

SCHEDULE 3.17

LIST OF POLY INC. CONTRACTS

Contract Description

SCHEDULE 3.17

LIST OF POLY INC. LIENS

SCHEDULE 5.05

CAPITALIZATION OF POLY INTERNATIONAL AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by Poly International as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

Common Shares

Warrants, Options, ROFR, Pre-empted Rights

Warrant Holder	# of Warrants	Exercisable

SCHEDULE 5.13

LIST OF POLY INTERNATIONAL CONTRACTS

Contract Description
. Nil

  SCHEDULE 9.01

POLY INTERNATIONAL CAPITALIZATION AT CLOSING

Poly International  Capitalization - Shares:

 Common Shares

Poly International Capitalization - Warrants: